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                                                                 EXECUTION COPY





                   AMENDED AND RESTATED ADMINISTRATIVE AGENCY
                                   AGREEMENT


                                     among


                        MORGAN STANLEY AIRCRAFT FINANCE,


                        CABOT AIRCRAFT SERVICES LIMITED,


                             BANKERS TRUST COMPANY


                                      and


                    THE ENTITIES LISTED ON APPENDIX A HERETO











                           Dated as of March 15, 2000


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                               TABLE OF CONTENTS

                             ----------------------

                                                                           PAGE
                                                                           ----
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions....................................................2

                                   ARTICLE 2
                      APPOINTMENT; ADMINISTRATIVE SERVICES

SECTION 2.01.  Appointment....................................................6
SECTION 2.02.  Limitations....................................................6
SECTION 2.03.  Administrative Services........................................8
SECTION 2.04. Bank Account Management and Calculation Services...............15
SECTION 2.05.  Accounting Services...........................................19
SECTION 2.06.  Additional Administrative Services............................22
SECTION 2.07.  Additional Aircraft...........................................22
SECTION 2.08.  New Subsidiaries..............................................22
SECTION 2.09.  MSAF Group Responsibility.....................................23

                                   ARTICLE 3
                STANDARD OF PERFORMANCE; LIABILITY AND INDEMNITY

SECTION 3.01.  Standard of Performance.......................................23
SECTION 3.02.  Liability and Indemnity.......................................23

                                   ARTICLE 4
                       ADMINISTRATIVE AGENT UNDERTAKINGS

SECTION 4.01.  Administrative Agent Undertakings.............................25

                                   ARTICLE 5
                           UNDERTAKINGS OF MSAF GROUP

SECTION 5.01.  Cooperation...................................................28
SECTION 5.02.  Information...................................................28
SECTION 5.03.  Scope of Services.............................................28
SECTION 5.04.  Ratification..................................................29
SECTION 5.05.  Covenants.....................................................29
SECTION 5.06.  Ratification by Subsidiaries..................................30


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                                   ARTICLE 6
                ADMINISTRATION FEES, EXPENSES AND SUBORDINATION

SECTION 6.01.  Administration Fees...........................................31
SECTION 6.02.  Expenses......................................................31
SECTION 6.03.  Taxes.........................................................32
SECTION 6.04.  Payment of Expenses...........................................32

                                   ARTICLE 7
          TERM; REMOVAL OF OR TERMINATION BY THE ADMINISTRATIVE AGENT

SECTION 7.01. Term...........................................................32
SECTION 7.02.  Right to Terminate............................................32
SECTION 7.03.  Consequences of Termination...................................34
SECTION 7.04.  Survival......................................................35

                                   ARTICLE 8
                           ASSIGNMENT AND DELEGATION

SECTION 8.01.  Assignment and Delegation.....................................35

                                   ARTICLE 9
                                 MISCELLANEOUS

SECTION 9.01.  Notices.......................................................35
SECTION 9.02.  Governing Law.................................................37
SECTION 9.03.  Jurisdiction..................................................37
SECTION 9.04.  WAIVER OF JURY TRIAL..........................................37
SECTION 9.05.  Counterparts; Third Party Beneficiaries.......................37
SECTION 9.06.  Entire Agreement..............................................37
SECTION 9.07.  Power of Attorney.............................................38
SECTION 9.08.  Table of Contents; Headings...................................38
SECTION 9.09.  Restrictions on Disclosure....................................38
SECTION 9.10.  No Partnership................................................39
SECTION 9.11.  Concerning the Security Trustee...............................40

                                   SCHEDULES

APPENDIX A........................................................ Subsidiaries
SCHEDULE 1........................................................ Accounts
EXHIBIT A......................................................... Certificates


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     AMENDED AND RESTATED ADMINISTRATIVE AGENCY AGREEMENT dated as of March 15,
2000, among Morgan Stanley Aircraft Finance ("MSAF"), a statutory trust established under the laws of the State of Delaware, Cabot Aircraft Services Limited, a company incorporated under the laws of Ireland (the "Administrative Agent"), Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as trustee under the Security Trust Agreement (the "Security Trustee") and the subsidiaries of MSAF, each listed on Appendix
A hereto (collectively with MSAF, the "MSAF Group").

     For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Administrative Agent, MSAF and the other MSAF Group Members agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings. Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture.

     "1997 Asset Purchase Agreement" means the Asset Purchase Agreement dated as of November 10, 1997 between International Lease Finance Corporation and MASF.

     "1999 Asset Purchase Agreements" means the Asset Purchase Agreement dated as of August 6, 1999 among International Lease Finance Corporation, MSA IV and MSA V and the Asset Purchase Agreement dated as of March 19, 1999 between MSA II and GE Capital Mietfinanz GmbH & Co. kG.

     "Administrative Fee" has the meaning assigned to such term in Section 6.01 hereof.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided, however, that MSAF and the other MSAF Group Members, on the one part, and the Administrative Agent and its subsidiaries on the other part, shall not be considered to be Affiliates of each other.

     "After-Tax Basis" means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two


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payments shall, after deduction of all U.S. federal, state, local and foreign
Taxes, penalties, fines, interest, additions to Tax and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any U.S. federal, state, local or foreign law or Governmental Authority (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment) be equal to the payment received, deemed to have been received or receivable.

     "Aircraft" has the meaning assigned to such term in the Asset Purchase Agreement.

     "Aircraft Assets" has the meaning assigned to such term in the Servicing Agreement.

     "Annual Appraised Value" means initially the average Base Value of an Aircraft at the time acquired by an MSAF Group Member and thereafter as determined annually by the Appraisers.

     "Asset Expenses Budget" has the meaning assigned to such term in Section 7.05(a)(i) of the Servicing Agreement.

     "Asset Purchase Agreement" means the 1997 Asset Purchase Agreement and the 1999 Asset Purchase Agreements.

     "Approved Budget" has the meaning assigned to such term in Section 7.05(c) of the Servicing Agreement.

     "Closing Date" means March 15, 2000.

     "Concentration Thresholds" has the meaning assigned to such term in
Section 2.02(a) of Schedule 2.02(a) of the Servicing Agreement.

     "Conflicts Standard" has the meaning assigned to such term in Section 3.02(b) of the Servicing Agreement.

     "Consolidated Quarterly Draft Accounts" has the meaning assigned to such term in Section 2.05(b)(ii) hereof.

     "Consolidating Quarterly Draft Accounts" has the meaning assigned to such term in Section 2.05(b)(iii) hereof.


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     "Custody and Loan Agreement: means the Amended and Restated Custody and
Loan Agreement dated as of August 6, 1999 among MSAF, the other MSAF Lessors (as defined therein) and ILFC.

     "Delaware Trustee" means the Wilmington Trust Company, as Delaware trustee of MSAF.

     "Dollars" or "$" means the lawful money of the United States of America.

     "Draft Accounts" has the meaning assigned to such term in Section 2.05(b)(iii) hereof.

     "EU" means the European Union.

     "Fee Period" has the meaning assigned to such term in Section 6.01(a) hereof.

     "Governmental Authority" means any court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof) domestic, foreign or international, of competent jurisdiction including, without limitation, the EU.

     "Indenture" means the Indenture dated as of March 3, 1998, between MSAF and the Trustee.

     "Initial Periods" has the meaning assigned to such term in Section 7.05(a)(i) of the Servicing Agreement.

     "Lease" means any lease or other agreement or arrangement pursuant to which any Person (other than a MSAF Group Member) has the right to possession and use of any Aircraft.

     "Ledgers" has the meaning assigned to such term in Section 2.05(b)(i) hereof.

     "Maintenance Reserves" has the meaning assigned to such term in the Asset Purchase Agreement.

     "MSDW Loan Agreement" means the Amended and Restated Loan Agreement dated as of March 15, 2000 among MSAF and Morgan Stanley Dean Witter & Co.


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     "One Year Period" has the meaning assigned to such term in Section
7.05(a)(i) of the Servicing Agreement.

     "Operating Budget" has the meaning assigned to such term in Section 7.05(a)(i) of the Servicing Agreement.

     "Quarter" means the fiscal quarter of each MSAF Group Member, as applicable.

     "Ratings" means the ratings assigned to the Notes by the Rating Agencies.

     "Reimbursable Expenses" has the meaning assigned to such term in Section 6.02(b) hereof.

     "Representatives" with respect to any Person means the officers, directors, employees, advisors and agents of such Person.

     "Schedule 2.02 (a)" has the meaning assigned to such term in Section 2.03(k)(ii) hereof.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Service Providers" has the meaning assigned to such term in Section 2.02(c) hereof.

     "Servicing Agreement" means the Amended and Restated Servicing Agreement dated as of August 6, 1999 among International Lease Finance Corporation, MSAF, the Administrative Agent and the other parties named therein.

     "Standard of Care" has the meaning assigned to such term in Section 3.01 of the Servicing Agreement.

     "Standard of Performance" has the meaning assigned to such term in Section
3.01 hereof.

     "Subsidiary" of any Person means a corporation, company or other entity
(i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.


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     "Three Year Period" has the meaning assigned to such term in Section
7.05(a) of the Servicing Agreement.

     "U.S. Bankruptcy Code" has the meaning assigned to such term in Section
7.02 hereof.

     "U.S. GAAP" means generally accepted accounting principles and practices in United States as in effect from time to time and applied consistently throughout the periods involved.

     "Year" has the meaning assigned to such term in the Servicing Agreement.


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                                   ARTICLE 2
                      APPOINTMENT; ADMINISTRATIVE SERVICES

     SECTION 2.01. Appointment. (a) Each of MSAF and the other MSAF Group Members hereby appoints the Administrative Agent as the provider of the administrative and related services set forth in Section 2.03, the accounting services set forth in Section 2.05 and the additional administrative services set forth in Section 2.06 (together with the Bank Account Management Services referred to in subsection (b) below, collectively referred to herein as the "Administrative Services") to each MSAF Group Member on the terms and subject to the conditions set forth in this Agreement.

     (b) The Security Trustee, on behalf of the Secured Parties, having been duly authorized by MSAF, hereby appoints the Administrative Agent as the provider of the bank account management and calculation services set forth in
Section 2.04 and in the Indenture (the "Bank Account Management Services") and delegates to the Administrative Agent its authority to administer the Accounts and to otherwise perform the Bank Account Management Services on behalf of each MSAF Group Member on the terms and subject to the conditions set forth in this Agreement.

     (c) The Administrative Agent hereby accepts such appointments and agrees to perform the Administrative Services on the terms and subject to the conditions set forth in this Agreement.

     (d) The Administrative Services do not include any service or matter which is the responsibility of the Servicer under the Servicing Agreement, the Cash Manager under the Cash Management Agreement, the Financial Advisor under the Financial Advisory Agreement or the company secretaries of any MSAF Group Member.

     (d) The Administrative Services do not include any service or matter that falls under the categories of "investment business services" or "investment advice" under the Investment Intermediaries Act, 1995 or any other applicable provision of Irish law that would require such services to be performed by an entity that has obtained prior authorization from the Central Bank of Ireland.

     SECTION 2.02. Limitations. (a) The Administrative Agent agrees (with respect to the Administrative Services agreed by it to be carried out hereunder) to comply with the terms of the articles of incorporation, by-laws, trust agreements or similar constituting documents of each MSAF Group Member and all agreements to which any MSAF Group Member is a party (including all Relevant Documents), provided that copies of such documents and agreements have been delivered to the Administrative Agent and, without prejudice to the foregoing, not to enter into, on behalf of any MSAF Group Member, any commitments, loans or obligations or


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charge, mortgage, pledge, encumber or otherwise restrict or dispose of the property or assets or expend any funds of any MSAF Group Member save (i) as expressly permitted by the terms of this Agreement or (ii) upon the express direction of the Controlling Trustees.

     (b) In connection with the performance of the Administrative Services, the Administrative Agent shall (i) have no responsibility for the failure of any other Person (other than any Person acting as a delegate of the Administrative Agent under this Agreement pursuant to Section 8.01 hereof) providing services directly to MSAF Group to perform its obligations to MSAF Group, (ii) in all cases be entitled to rely upon the instructions of MSAF Group with respect to any Administrative Services other than the Bank Account Management Services or the Security Trustee on behalf of MSAF Group with respect to any Bank Account Management Services, and upon notices, reports or other communications made by any Person providing services to MSAF Group (other than any Affiliate of the Administrative Agent) and shall not be responsible for the accuracy or completeness of any such notices, reports or other communications except to the extent that the Administrative Agent has actual notice of any matter to the contrary and (iii) not be obligated to act in any manner which is reasonably likely to (A) violate any Applicable Law, (B) lead to an investigation by any Governmental Authority or (C) expose the Administrative Agent to any liabilities for which, in the Administrative Agent's good faith opinion, adequate bond or indemnity has not been provided.

     (c) Subject to the limitations set forth in Section 2.02(a), in connection with the performance of the Administrative Services, the Administrative Agent is expressly authorized by MSAF and each other MSAF Group Member, (i) to engage in and conclude commercial negotiations with the Persons providing services to MSAF Group, including, without limitation, where the context admits, the Servicer, the Cash Manager, the Financial Advisor and other Persons performing similar services or advising MSAF Group (the "Service Providers") and with their Representatives, and (ii) after such consultation, if any, as the Administrative Agent deems necessary under the circumstances, to act on such MSAF Group Member's behalf with regard to any and all matters requiring any action on the part of the Administrative Agent under the Servicing Agreement. MSAF Group agrees that it will give the Administrative Agent and the Servicer 60 days prior written notice of any limitation or modification of the authority set forth in this Section 2.02(c).

     (d) The Administrative Agent may rely on the advice of any law firm, accounting firm, risk management adviser, tax adviser, insurance adviser, technical adviser, aircraft appraiser or other professional adviser appointed by MSAF and any Person appointed in good faith by the Administrative Agent and shall not be liable for any claim by any MSAF Group Member to the extent that it was acting in good faith upon the advice of any such persons.


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     (e) Notwithstanding the appointment of, and the delegation of authority and responsibility to, the Administrative Agent hereunder, MSAF and each other MSAF Group Member shall continue to have and exercise through its respective controlling trustees or board real and effective central control and management of all matters related to its ongoing business, operations, assets and liabilities, subject to matters that are expressly the responsibility of the Administrative Agent in accordance with the terms of this Agreement, and each MSAF Group Member shall at all times conduct its separate ongoing business in such a manner as the same shall at all times be readily identifiable from the separate business of the Administrative Agent, and none of the MSAF Group Members is merely lending its name to decisions taken by others.

     SECTION 2.03. Administrative Services. The Administrative Agent hereby agrees to perform and provide the following services for each MSAF Group Member and its respective governing bodies:

     (a) administrative services:

          (i) except in such instances in which such preparation and distribution is required to be done by another party by Applicable Law, preparation and distribution, at such time as shall be agreed with the Administrative Agent, of draft trustees or board meeting agendas and any other papers required in connection with such meetings;

          (ii) maintaining, or monitoring the maintenance of, the books, records, registers and associated filings of each MSAF Group Member, other than those required to be maintained by the Delaware Trustee;

          (iii) providing any administrative assistance reasonably necessary to assist any MSAF Group Member in carrying out its obligations, including providing timely notice of decisions to be made, or actions to be taken, under any of the Relevant Documents; provided, that if the obligations of any MSAF Group Member under any of the Relevant Documents are only required upon receipt of notice to such MSAF Group Member or the Administrative Agent, then the Administrative Agent shall provide such administrative assistance only to the extent it has received such notice or is otherwise aware of such obligations;

          (iv) assisting MSAF Group in: making its aircraft lease, sale and capital investment decisions including to the extent (i) such assistance is not contemplated to be provided by the Servicer pursuant to the Servicing Agreement and (ii) such decisions are not required to be made by the Controlling Trustees;


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          (v) procuring, when the Administrative Agent considers in good faith that it is appropriate or necessary to do so, and coordinating the advice of, legal counsel, accounting, tax and other professional advisers at the expense of the relevant MSAF Group Member, to assist such MSAF Group Member in carrying out its obligations, and supervising, in accordance with instructions from such MSAF Group Member, such legal counsel and other advisers;

          (vi) as frequently as is necessary for each MSAF Group Member to comply with its obligations under the Relevant Documents, arranging for the Appraisals to be made and providing the Appraisals to the relevant Service Providers; and

          (vii) providing assistance to the Servicer with respect to matters for which such assistance is contemplated by the Servicing Agreement or is reasonably necessary in order for the Servicer to perform its duties in accordance with the Servicing Agreement.

     (b) to monitor the performance of the Service Providers and to report on such performance to the Controlling Trustees on a quarterly basis, including:

          (i) with respect to the Servicer:

               (A) monitoring and reviewing the information and other reports provided by the Servicer pursuant to the Servicing Agreement, including with respect to the status of Lease payments, Lessee receivables, Maintenance Reserves, security deposits, adjustments of rentals and claims against Maintenance Reserves in accordance with Lease terms (to the extent provided to the Administrative Agent);

               (B) assisting in evaluating the Servicer's performance relative to the Standard of Care and the Conflicts Standard;

               (C) assisting in establishing standards for evaluating the Servicer's performance relative to the terms of the Servicing Agreement generally, assisting in evaluating such performance against such standards and recommending action with respect thereto;

               (D) reviewing and providing advice with respect to recommendations made by the Servicer for approval by any MSAF Group Member; and


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               (E) monitoring the compliance of the Servicer with its
          obligations under the Servicing Agreement;

          (ii) with respect to the other Service Providers:

               (A) to the extent not provided for in the relevant agreement, assisting in establishing standards for performance evaluation and compliance with the terms of such agreement;

               (B) assisting in evaluating the performance and compliance of each Service Provider against its obligations under the relevant agreement or such standards as are established pursuant to subsection 2.03(b)(ii)(A) above;

               (C) monitoring and reviewing the information and reports provided by the Cash Manager to the Administrative Agent and the relevant MSAF Group Member and reviewing and providing advice with respect to such reports; and

               (D) implementing any other request by MSAF Group to evaluate the performance of the Service Providers under the relevant agreements with MSAF Group, which shall be at the expense of MSAF Group, to the extent services are required that are materially greater in scope than those being provided pursuant to the express terms of this Agreement;

     (c) to the extent that (i) the following services are not provided by the other Service Providers, and (ii) the relevant information is provided to the Administrative Agent by MSAF Group or the Service Providers, to act as liaison with the Rating Agencies with respect to the rating impact of any decisions on behalf of MSAF Group, including:

               (i) advising the Rating Agencies from time to time of any material changes in the Portfolio, coordinating with MSAF Group and the Service Providers and providing the Rating Agencies with such statistical and other information as they may from time to time request (such information to be provided at MSAF Group's expense to the extent that providing such information requires services that are materially greater in scope than those being provided pursuant to the express terms of this Agreement);

               (ii) providing the Rating Agencies with the Outstanding Principal Balances of each class or subclass of Notes and loan-to-value ratios (i.e., ratio of debt to Annual Appraised Value of MSAF Group's assets); and


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               (iii) coordinating among MSAF Group, the Servicer and the
          Appraisers to ensure that the Appraisals are received as required;

     (d) to provide assistance to MSAF Group in procuring lessee consents, novations and other documentation and in taking all other actions necessary in connection with the reissue or amendment of letters of credit;

     (e) to provide assistance to MSAF Group in the structuring, negotiation and execution of (1) the re-lease and/or sale of the Aircraft, (2) the acquisition of Additional Aircraft and (3) financing transactions relating to MSAF Group after the Closing Date, including:

          (i) coordinating with the Service Providers, legal and other professional advisers to monitor the protection of MSAF Group's interests and rights and coordinating the execution of documentation required at closings;

          (ii) providing qualified personnel to attend and provide administrative support (including the preparation of any certificates required pursuant to the Servicing Agreement) at the closings in connection with sales or re-leases of the Aircraft and the acquisition of any Additional Aircraft, if required (it being understood that the Administrative Agent will not be obligated to provide legal counsel or legal or technical services to MSAF Group);

          (iii) coordinating with MSAF Group and the Service Providers and assisting in the management of the closing process so that closings will occur on a timely basis;

          (iv) providing all necessary administrative support to complete any documentation and other related matters; and

          (v) appointing counsel and other appropriate professional advisers to represent MSAF Group in connection with any such closings;

     (f) to coordinate with the Cash Manager, including reviewing the effect on the cash flows required for payment of the Notes of investments and reinvestments of cash by the Cash Manager pursuant to the Cash Management Agreement;

     (g) based on information produced or provided to it, to prepare, file and/or distribute, with the assistance of outside counsel and auditors, if appropriate, all reports to be prepared, filed and/or distributed by any MSAF Group Member or its governing bodies, subject to the approval of the Controlling Trustees in the case of any exchange offer documents filed by MSAF under the Securities Act and the


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Exchange Act, and any reports filed by MSAF on Form 10-K and 10-Q and, if such form is being filed with any information other than the monthly report to noteholders, any Form 8-K under the Exchange Act, including:

          (i) filings any MSAF Group Member is required to make in various jurisdictions and preparing such filings or monitoring counsel and advisers in connection with the preparation and filing of such materials;

          (ii) filings MSAF is required to make under the Securities Act and the Exchange Act in connection with the preparation and filing of any exchange offer documents;

          (iii) compliance by MSAF with applicable periodic reporting requirements of the Exchange Act, in particular, working with necessary professional advisers to MSAF and the Service Providers, as appropriate, to prepare on behalf of MSAF and to arrange for the filing and distribution of an annual report on Form 10-K in respect of MSAF and, as periodic reporting requirements of the Exchange Act, quarterly reports on Form 10-Q and any required reports on Form 8-K in respect of MSAF;

          (iv) reports required or recommended to be distributed to investors (including press releases), and managing investor relations on behalf of MSAF Group, and preparing or arranging for the preparation and distribution of such reports at MSAF Group's expense; and

          (v) reports required to be filed with any Governmental Authorities, and preparing on behalf of any MSAF Group Member or arranging for the preparation of and arranging for the filing of any reports required to be filed with any other entity in order for such MSAF Group Member not to be in violation of Applicable Law or any applicable covenants;

     (h) with respect to amendments,

          (i) to report on the substance of any proposed amendments to any Relevant Documents;

          (ii) to the extent requested by any MSAF Group Member or by the parties to Relevant Documents and subject to approval by the appropriate controlling trustees or board, to coordinate with MSAF Group's legal counsel, the other parties thereto and their counsel the preparation and execution of any amendments to the Relevant Documents (other than amendments relating to the Aircraft or the Leases), and to provide assistance in the implementation of such amendments; and


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          (iii) to the extent reasonably requested by the Servicer, to coordinate and provide assistance on behalf of MSAF Group with the Servicer and seek to obtain appropriate approvals to take any action which may be required to amend the terms of the Leases;

     (i) to the extent reasonably requested by the Servicer, to coordinate and provide assistance on behalf of MSAF Group with the Servicer and outside counsel in a Lessee default or repossession situation;

     (j) to authorize payment of certain bills and expenses (i) payable to legal and professional advisers authorized to be engaged or consulted pursuant to this Agreement or (ii) approved by the Controlling Trustees;

     (k) providing assistance to MSAF with respect to matters for which action by MSAF is required under the Servicing Agreement or the Indenture, including such assistance that may be necessary for MSAF to:

          (i) comply with Sections 6.07, 7.05(a)(i) and 7.06 of the Servicing Agreement;

          (ii) provide such instructions to the Servicer as the Servicer may require in interpreting the Indenture, the Concentration Thresholds and Annex 1 to Schedule 2.02(a) to the Servicing Agreement ("Schedule 2.02(a)");

          (iii) direct the Servicer to amend the minimum hull and liability insurance coverage amounts set forth in Schedule 1.03(a) to Schedule 2.02(a);

          (iv) direct the Servicer that settlement offers received by the Servicer with respect to claims for damage or loss in excess of $2,000,000 with respect to an Aircraft Asset are acceptable;

          (v) request periodic reports from the Servicer regarding insurance matters;

          (vi) grant approvals when such approvals are required by Section 7.06(a) and Schedule 2.02(a) of the Servicing Agreement;

          (vii) provide the Servicer with such information as the Servicer may reasonably request in connection with the Concentration Thresholds and certify to the Servicer that proposed Aircraft-related transactions will not result in the violation of such Concentration Thresholds;


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          (viii) advise the Servicer as required by Section 3(c) of Schedule
     2.02(a);

          (ix) direct the Servicer to arrange for the sale of an Aircraft Asset and certify to the Servicer that such sale complies with the terms of the Indenture;

          (x) make any discretionary decisions, judgments or assumptions necessary in connection with the preparation of any projections, and provide the Servicer with any written policies and guidelines that the Servicer shall require in connection with such preparation; and

          (xi) request information and assistance from the Servicer in regard to valuations of Aircraft Assets in accordance with Section 5.01 of
     Schedule 2.02(a).

     (l) to inform the Controlling Trustees as soon as is reasonably practicable if the Administrative Agent believes that (i) net revenues generated by the Leases will be insufficient to satisfy the payment obligations of MSAF Group and (ii) an Event of Default will result from such insufficiency, and to advise the Controlling Trustees as to any appropriate action to be taken (subject to the provisions of the Relevant Documents) with respect to such insufficiency and to cause the actions directed by the Controlling Trustees to be implemented so as to avoid an Event of Default, if it is possible to do so;

     (m) to advise the Controlling Trustees as to the appropriate levels of the Liquidity Reserve Amount;

     (n) to oversee the general operation of any credit or liquidity enhancement facility provided for the benefit of MSAF, including without limitation the MSDW Loan Agreement and the Custody and Loan Agreement (including without limitation monitoring the amounts committed and available for drawing, and outstanding and required to be repaid, under each such facility);

     (o) to determine whether it is necessary or appropriate at any time that MSAF make a drawing under any back-up letter of credit of which MSAF is the beneficiary and, if so, to administer such drawing on MSAF's behalf; and

     (p) any additional services that the Administrative Agent deems necessary and appropriate in furtherance of the services list in (a) through (o) above.

     SECTION 2.04. Bank Account Management and Calculation Services. The Administrative Agent hereby agrees to perform and provide the following bank account management and calculation services:

     (a) Establishment of Accounts. (i) Operating Bank. The Operating Bank shall be the Senior Trustee, initially Bankers Trust Company.

          (ii) Establishment of Accounts. The Administrative Agent shall establish and maintain each of the Accounts set forth on Schedule 1 hereto, in each case in the manner described herein and in Section 3.01 of the Indenture. The Administrative Agent shall take all actions necessary to establish, and shall establish, additional or replacement Accounts from time to time as required by and in accordance with the terms of Section
     3.01 of the Indenture. In addition, the Administrative Agent shall take all actions necessary to cause the Security Trustee to be granted, to the extent possible, a security interest pursuant to Section 2.08 of the Security Trust Agreement in the interest of each MSAF Group Member in the cash balances from time to time deposited in the Accounts.

          (iii) Successor Operating Bank. If the Operating Bank should change as a result of (A) the resignation of the Senior Trustee or replacement of the Senior Trustee by an Eligible Institution pursuant to the terms of the Indenture, (B) the repayment in full of the Senior Class of Notes or (C) such Operating Bank's failure to meet the criteria necessary to qualify as an Eligible Institution, then the Administrative Agent, acting on behalf of the Security Trustee, shall thereupon promptly establish replacement accounts as necessary at the successor Operating Bank and transfer the balance of funds in each Account then maintained at the former Operating Bank to such successor Operating Bank.

     (b) Description of Accounts. (i) Collection Account. The Administrative Agent shall establish and maintain the Collection Account in accordance with
Section 3.01(b) of the Indenture.

          (ii) The Lessee Funded Account. The Administrative Agent shall establish and maintain the Lessee Funded Account in accordance with
     Section 3.01(c) of the Indenture.

          (iii) Expense Account. The Administrative Agent shall establish and maintain the Expense Account in accordance with Section 3.01(c) of the Indenture.

          (iv) Rental Accounts. The Administrative Agent shall establish and maintain the Rental Accounts, and from time to time shall establish and maintain one or more additional Rental Accounts (including one or more Non-Trustee Accounts that, for tax or other regulatory or legal purposes, cannot be established in the name of the Security Trustee), each in accordance with Section 3.01(e) of the Indenture.

          (v) Refinancing Account. The Administrative Agent shall establish and maintain a Refinancing Account with respect to each class or subclass of Notes in accordance with Section 3.01(f) of the Indenture.

          (vi) Defeasance/Redemption Account. The Administrative Agent shall establish and maintain the Defeasance/Redemption Account in accordance with Section 3.01(g) and Article XI of the Indenture.

          (vii) Remaining Aircraft Deposit Account. The Administrative Agent shall establish and maintain the Remaining Aircraft Deposit Account in accordance with Section 3.01(h) of the Indenture.

          (viii) Lessee Payment Instructions. The Administrative Agent shall take all necessary steps to ensure that all funds on deposit in each Rental Account are transferred from such Rental Account to the Collection Account within one Business Day of receipt thereof.

          (ix) Bank Account Statements. The Administrative Agent shall take all necessary steps to ensure that the Operating Bank and each other bank at which a Rental Account is located shall furnish as of the close of business on each Calculation Date a statement providing the then current balance of each applicable Account to the Security Trustee, MSAF, the Trustee, the Servicer and the Cash Manager.

          (x) Maintaining the Non-Trustee Accounts. So long as any Secured Obligations remain Outstanding:

               (A) The Administrative Agent shall maintain, or cause to be maintained, each Non-Trustee Account in the name of the related Grantor (as defined in the Security Trust Agreement) only with a bank (an "Account Bank") that has entered into a letter agreement in substantially the form of Exhibit B to the Security Trust Agreement (or made such other arrangements as are acceptable to the Administrative Agent and the Security Trustee) with such Grantor and the Security Trustee (an "Account Letter").

               (B) The Administrative Agent (x) shall promptly instruct each Person obligated at any time to make any payment to any Grantor for any reason (an "Obligor") to make such payment to a Non-Trustee Account meeting the requirements of clause 2.04(b)(x)(A) above, (y) shall instruct each such Account Bank to transfer to the Collection Account, in immediately available funds, within one Business Day of receipt thereof, an amount equal to the credit balance of the Non-Trustee Account in such Account Bank (other than any amount required to be left on deposit in such

          Account Bank for local tax or other regulatory or legal purposes), and (z) shall transfer or cause each such Account Bank to transfer to the Security Trustee for deposit in the Collection Account, within one Business Day of receipt thereof, all other Cash Collateral and any proceeds of any of the Collateral.

               (C) Upon the termination of any Account Letter or other arrangement with respect to the maintenance of a Non-Trustee Account by any Grantor or any Account Bank, the Administrative Agent shall immediately notify all Obligors that were making payments to such Non-Trustee Account to make all future payments to another Non-Trustee Account meeting the requirements of clause (i) above or, if practicable at such time, to an Account in the name of the Security Trustee.

     (c) Calculations. Pursuant to Section 3.06 of the Indenture, the Administrative Agent shall, at the times and in the manner set forth therein, determine or calculate each of the amounts required to be determined or calculated by it pursuant to Sections 3.06(a) through (f) of the Indenture.

     (d) Withdrawals and Transfers. The Administrative Agent shall make the following withdrawals and transfers in accordance with the terms of the
Indenture:

               (i) Closing Date Deposits, Withdrawals and Transfers. On the Closing Date, the Administrative Agent shall make each of the transfers described in Section 3.03 of the Indenture.

               (ii) Interim Withdrawals and Transfers for Expenses, Certain Lease Obligations and Other Obligations. From time to time, the Administrative Agent shall make the withdrawals and transfers provided for in Section 3.04 of the Indenture in accordance with such Section.

               (iii) Interim Deposits and Withdrawals for Modification Payments or Dispositions of Aircraft. From time to time, the Administrative Agent shall make the withdrawals and transfers provided for in
          Section 3.05 of the Indenture in accordance with such Section.

               (iv) Payment Date First Step Withdrawals and Transfers. On each Payment Date, the Administrative Agent shall make the withdrawals and transfers provided for in Section 3.07 of the Indenture in accordance with such Section.

               (v) Payment Date Second Step Withdrawals. Subject to Section 2.04(d)(vi) hereof, on each Payment Date, after the withdrawals and transfers provided for in Section 2.04(d)(iv) hereof have been made, the

          Administrative Agent shall distribute funds on deposit in the Collections Account and the Expense Account as provided in Section 3.08(a) of the Indenture; provided, that any such direct funds transfer shall have been authorized on or prior to the date thereof by the Administrative Agent in the form of a certificate, substantially in the form of Exhibit A hereto, delivered to and acknowledged by the Trustee.

               (vi) Event of Default and Default Notice Withdrawals and Transfers. Notwithstanding anything to the contrary contained in
          Section 2.04(d)(iv) or (v) hereof, following the delivery of a Default Notice to the Administrative Agent or MSAF pursuant to the Indenture, after the withdrawals and transfers provided for in
          Section 2.04(d)(iv) hereof have been made, the Administrative Agent shall distribute funds on deposit in the Collection Account and the Expense Account in the amounts and in the order of priority provided for in Section 3.08(b) of the Indenture.

               (vii) Defeasance/Redemption Transfers. The Administrative Agent shall transfer from time to time amounts on deposit in the Defeasance/Redemption Account to the applicable Note Account in connection with either the redemption of any class or subclass of Notes in accordance with Section 3.10 of the Indenture or the exercise of the defeasance provisions set forth in Article XI of the Indenture.

               (viii) Refinancing Transfers. The Administrative Agent shall transfer from time to time amounts on deposit in the Refinancing Account to the Note Accounts in connection with any Refinancing in accordance with Section 2.10 of the Indenture.

               (ix) Currency Conversions. If and to the extent that MSAF incurs any payment obligation or other cost in a currency other than U.S. dollars, the Administrative Agent shall, to the extent practicable, convert U.S. dollars into such other currency at the then prevailing market rate as necessary to discharge such payment obligations or costs, at the expense of MSAF in accordance with Section 13.07 of the Indenture.

     (e) Ratings and the Accounts. Each Account shall at all times be maintained at the Operating Bank or another Eligible Institution selected by the Administrative Agent in accordance with the Security Trust Agreement and the Indenture; provided that one or more Rental Accounts may be maintained at any other reputable and responsible bank in accordance with Section 3.01 of the Indenture.

     (f) Records. The Administrative Agent shall provide such information relating to the Accounts to the Security Trustee, the Trustee, the Cash Manager or the Rating Agencies as any of them may reasonably request from time to time.

     (g) Reports. The Administrative Agent shall provide the reports and other information required to be provided by it pursuant to Section 3.06(g) of the Indenture, together with copies of such additional reports or other information as the Security Trustee or the Trustee may reasonably request, all in accordance with the terms of the Indenture.

     SECTION 2.05. Accounting Services. The Administrative Agent hereby agrees to perform and provide the following accounting services:

     (a) Budgeting Process. The Administrative Agent shall, in accordance with the procedures, policies and guidelines described below and on the basis of information generated by the Administrative Agent and information provided by the Service Providers and MSAF Group:

               (i) in respect of each One Year Period and Three Year Period after the Initial Periods during the term of the Servicing Agreement, and on behalf of MSAF Group, prepare and deliver to the Servicer, no later than the September 30 immediately preceding the commencement of each Year proposed One Year and Three Year Operating Budgets and One Year and Three Year Asset Expenses Budgets for each such period together with reasonably detailed supporting information and the assumptions underlying such proposed Operating Budgets or Asset Expenses Budgets, such proposed Operating Budgets and Asset Expenses Budgets to be based, in part, on the information provided by the Servicer pursuant to Section 7.05(c) of the Servicing Agreement;

               (ii) on behalf of MSAF Group, review, discuss and negotiate with the Servicer such proposed Operating Budgets and Asset Expenses Budgets, and make such adjustments proposed by the Servicer as the Administrative Agent shall deem appropriate; and

               (iii) submit to the Servicer no later than the November 10 immediately preceding the commencement of such Year the Approved Budgets together with reasonably detailed information regarding MSAF's underlying assumptions.

     (b) Management Accounts and Financial Statements. The Administrative Agent shall, in accordance with the procedures, policies and guidelines described below and on the basis of information generated by the Administrative Agent and information provided by the Service Providers and MSAF Group:

               (i) establish an accounting system and maintain the accounting ledgers of and for each MSAF Group Member in accordance with accounting principles generally accepted in the United States, unless otherwise required by Applicable Law and specified by the Controlling Trustees (collectively, the "Ledgers");

               (ii) prepare and deliver (within [40] days after the end of the relevant Quarter or, if the end of such Quarter coincides with the end of a Year, within [75] days after the end of such Year), with respect to MSAF Group, on a consolidated basis, a draft balance sheet and draft statement of changes in shareholders' equity or residual trust interest as of the end of each Quarter and Year, as applicable, and draft statements of income and cash flows for each Quarter and Year, as applicable (the "Consolidated Quarterly Draft Accounts");

               (iii) to the extent required by Applicable Law, prepare and deliver (within 40 days after the end of the relevant Quarter or, if the end of such Quarter coincides with the end of a Year, within 90 days after the end of such Year), with respect to MSAF Group on a combined basis and such of MSAF and the other MSAF Group Members as specified by the Controlling Trustees in a written schedule provided to the Administrative Agent (which schedule may be updated by the Controlling Trustees to the Administrative Agent delivered at least 30 days prior to the commencement of the relevant Quarter), on a consolidating company-by-company basis, a draft balance sheet and statement of changes in shareholders' equity or residual trust interest as of the end of each Quarter and Year, as applicable, with respect to such MSAF Group Member and draft statements of income and cash flows for such Quarter and Year, as applicable (the "Consolidating Quarterly Draft Accounts" and, together with the Consolidated Quarterly Draft Accounts the "Draft Accounts"). The Controlling Trustees shall specify the applicable legal requirements mandating the preparation of such Consolidating Quarterly Draft Accounts in the written schedule provided to the Administrative Agent pursuant to this section;

               (iv) as required by the Controlling Trustees, arrange and manage the quarterly review of the Draft Accounts by MSAF Group's auditors;

               (v) arrange for, coordinate with and assist MSAF Group's auditors in preparing annual audits;

               (vi) prepare or arrange for the preparation of and arrange for the filing of MSAF Group's tax returns in conjunction with MSAF Group's tax advisers after submission to the Controlling Trustees to the extent required by the Controlling Trustees or Applicable Law;

               (vii) liaise with the Servicer for the purpose of preparing the weekly and monthly reports in accordance with Sections 8.01 and 8.02 of Schedule 2.02(a); and

               (viii) compare the expected cash flows of MSAF Group and the budgets to actual results.

     (c) The Administrative Agent shall prepare the Draft Accounts in accordance with U.S. GAAP unless otherwise required by Applicable Law and specified by the Controlling Trustees. In connection with the preparation of the Consolidated Quarterly Draft Accounts, the Controlling Trustees will, provide to the Administrative Agent, at such times as the Administrative Agent may require, a review report (as defined by the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants) of MSAF Group's independent public accountants with respect to the financial statements of such MSAF Group Members for, or as of the end of, such Quarter, including in such report such accountants' statement that, based on its review of such financial statements, it is not aware of any material modifications that should be made to such financial statements in order for them to be in conformity with U.S. GAAP or other applicable accounting principles; provided, however, that, with respect to such financial statements for, or as of the end of, any Quarter (other than the last Quarter of any Year), in the event that MSAF Group does not include (or cause to be included) any material disclosure required by U.S. GAAP or other applicable accounting principles to be included within footnotes to such financial statements, such review report may be qualified solely by stating that the only modification that should be made to such financial statements in order for them to be in conformity with U.S. GAAP or other applicable accounting principles is the inclusion of such disclosure; provided further, however, that such qualification may not relate to any footnote to such financial statements.

     (d) The Administrative Agent shall be entitled to request instructions from the Controlling Trustees as to general guidelines or principles to be followed in preparing Draft Accounts and as to amending or supplementing any such guidelines or principles.

     SECTION 2.06. Additional Administrative Services. The Administrative Agent will provide additional Administrative Services, including (a) providing assistance in (i) arranging one or more Refinancings of all or a portion of the Notes, and (ii) arranging for the payment of any purchase price adjustment necessary to be paid pursuant to the Asset Purchase Agreement and (b) undertaking efforts to avoid any adverse change in the tax status of any MSAF Group Member. In addition, upon a request by any MSAF Group Member, the Administrative Agent will take such other actions as may be appropriate to facilitate such MSAF Group Member's business operations and assist the Controlling Trustees in carrying out their obligations; provided, however, that the Administrative Agent will not be obligated or permitted to take any action that might reasonably be expected to result in the business of such MSAF Group Member ceasing to be separate and readily identifiable from, and independent of, the Administrative Agent, and any of its Affiliates.

     SECTION 2.07. Additional Aircraft. In the event that MSAF Group shall acquire any Additional Aircraft and notwithstanding that MSAF Group may retain different service providers for such Additional Aircraft, the Administrative Agent hereby agrees to provide the same Administrative Services with respect to all such Additional Aircraft.

     SECTION 2.08. New Subsidiaries. The Administrative Agent shall be responsible for coordinating with outside legal counsel, auditors, tax advisers and other professional advisers with respect to all corporate and administrative matters relating to the formation, operation, corporate affairs and related matters with respect to all Subsidiaries which are or may become members of MSAF Group, including identifying such outside advisers, a potential company secretary and candidates for trustee to the extent necessary, and shall be permitted to incur expenses in respect of such Subsidiaries without MSAF Group's consent up to such aggregate amount as shall be authorized from time to time. To the extent that the Administrative Agent shall deem it necessary or desirable in order for MSAF Group to carry on its business, the Administrative Agent shall have the authority to assist in the formation of new Subsidiaries of MSAF and to appoint any director to any such Subsidiary without the consent of MSAF Group; provided, that such directors are the same directors of MSAF then in office unless otherwise required by applicable local law mandating a particular citizenship for directors. The Administrative Agent and its personnel may act as company secretary for any Subsidiary.

     SECTION 2.09. MSAF Group Responsibility. (a) The obligations of the Administrative Agent hereunder are limited to those matters that are expressly the responsibility of the Administrative Agent in accordance with the terms of this Agreement. Notwithstanding the appointment of the Administrative Agent to perform the Administrative Services, each MSAF Group Member shall remain responsible for all matters and decisions related to its business, operations, assets and liabilities.

     (b) Without derogating from the authority and responsibility of the Administrative Agent with respect to the performance of certain of the Administrative Services as set forth in this Agreement, it is hereby expressly agreed and acknowledged that the Administrative Agent is not authorized or empowered to make or enter into any agreement, contract or other legally binding arrangement, in respect of or relating to the business or affairs of any MSAF Group Member, or pledge the credit of, incur any indebtedness on behalf of or expend any funds of any MSAF Group Member other than as expressly permitted in accordance with the terms of this Agreement, all such authority and power being reserved to the appropriate MSAF Group Member or the Security Trustee, as the case may be.

                                   ARTICLE 3
                STANDARD OF PERFORMANCE; LIABILITY AND INDEMNITY

     SECTION 3.01. Standard of Performance. The Administrative Agent will devote the same amount of time and attention to and will be required to exercise the same level of skill, care and diligence in the performance of its services as it would if it were administering such services on its own behalf (the "Standard of Performance").

     SECTION 3.02. Liability and Indemnity. (a) The Administrative Agent shall not be liable for any Losses or Taxes to or of, or payable by any MSAF Group Member at any time from any cause whatsoever or any Losses or Taxes directly or indirectly arising out of or in connection with or related to the performance by the Administrative Agent of this Agreement unless such Losses or Taxes are the result of the Administrative Agent's own wilful misconduct, deceit or fraud or that of any of its directors, officers, agents or employees, as the case may be.

     (b) Notwithstanding anything to the contrary set forth in any other agreement to which any MSAF Group Member is a party, MSAF and the other MSAF Group Members, do hereby assume liability for and do hereby jointly and severally agree to indemnify, reimburse and hold harmless on an After-Tax Basis the Administrative Agent, its directors, officers, employees and agents and each of them from any and all Losses or Taxes that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to the Administrative Agent's performance under this Agreement (including any Losses or Taxes incurred by the Administrative Agent as a result of indemnifying any Person to whom it shall have delegated its obligations hereunder in accordance with Section 8.01, but only to the extent the Administrative Agent would have been indemnified had it performed such obligations), except as a result of the wilful misconduct, deceit or fraud of the Administrative Agent or any of its directors, officers, employees or agents. This indemnity shall not apply to:

          (i) Taxes imposed on net income by the revenue authorities of Ireland in respect of any payment by any MSAF Group Member to the Administrative Agent due to the performance of the Administrative Services; and

          (ii) Taxes imposed on net income of the Administrative Agent by any Government Authority other than the revenue authorities of Ireland to the extent such Taxes would not have been imposed in the absence of any connection of the Administrative Agent with such jurisdiction imposing such Taxes other than any connection that results from the performance by the Administrative Agent of its obligations under this Agreement.

     This indemnity shall expressly inure to the benefit of any director, officer, agent or employee of the Administrative Agent now existing or in the future and to the benefit of any successor of the Administrative Agent and shall survive the expiration of this Agreement.

     (c) The Administrative Agent agrees to indemnify, reimburse and hold harmless on an After-Tax Basis each MSAF Group Member and its respective trustees, directors and agents for any Losses whatsoever which they or any of them may incur or be subject to in consequence of the performance of the Administrative Services or any breach of the terms of this Agreement by the Administrative Agent, but only to the extent such Losses arise due to the wilful misconduct, deceit or fraud of the Administrative Agent or any of its directors, officers or employees, as the case may be; provided, however, that this indemnity shall not apply and the Administrative Agent shall have no liability in respect of Losses to the extent that they arise from (i) the wilful misconduct, deceit or fraud of any MSAF Group Members or their respective directors, trustees or agents, (ii) any breach by the Administrative Agent of its obligations under this Agreement to the extent such breach is a result of a Service Provider's failure to perform its obligations to MSAF Group or a failure by MSAF Group to comply with its obligations under this Agreement,
(iii) any action that MSAF Group requires the Administrative Agent to take pursuant to a direction but only to the extent that the Administrative Agent takes such action in accordance with such direction and in accordance with the provisions hereof or (iv) a refusal by MSAF Group to take action upon a recommendation made in good faith by the Administrative Agent in accordance with the terms hereof.

     (d) The Administrative Agent, MSAF and the other MSAF Group Members and the Security Trustee acknowledge and agree that the terms of this Agreement contemplate that the Administrative Agent shall receive the Relevant Information in order for the Administrative Agent to make required credit and debit entries and to make the calculations and supply the information and reports required herein, and that the Administrative Agent will do the foregoing to the extent such information is so provided by such relevant parties and on the basis of such information, without undertaking any independent verification or recalculation of such information.

                                   ARTICLE 4
                       ADMINISTRATIVE AGENT UNDERTAKINGS

     SECTION 4.01. Administrative Agent Undertakings. The Administrative Agent hereby covenants with MSAF Group that it will conduct its business such that it is a separate and readily identifiable business from, and independent of, each MSAF Group Member and further covenants as follows (it being understood that these covenants shall not prevent any Affiliate of the Administrative Agent from publishing financial statements that are consolidated with those of the MSAF Group, if to do so is required by Applicable Law or accounting principles from time to time in effect, and that Affiliates of the Administrative Agent and certain MSAF Group Members may file a consolidated tax return for United States federal, state and local income tax purposes):

     (a) if the Administrative Agent receives any money whatsoever, which money belongs to any MSAF Group Member, the Trustee or the Security Trustee or is to be paid to any MSAF Group Member, the Trustee or the Security Trustee or into any account pursuant to any Relevant Document or otherwise, it will hold such money in trust for such MSAF Group Member, the Trustee or the Security Trustee, as the case may be, and shall keep such money separate from all other money belonging to the Administrative Agent and shall as promptly as practicable thereafter pay the same into the relevant account in accordance with the terms thereof without exercising any right of setoff;

     (b) it will comply with any proper directions, orders and instructions which any MSAF Group Member or the Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and the Indenture; provided, that to the extent any conflicts arise between instructions received from a MSAF Group Member and the Security Trustee, the Administrative Agent shall comply with such MSAF Group Member's instructions, unless such instructions relate to the Bank Account Management and Calculation Services described in Section 2.04 and then in such case the Administrative Agent shall comply only with the instructions of the Security Trustee.

     (c) it will not knowingly fail to comply with any legal requirements in the performance of the Administrative Services;

     (d) it will make all payments required to be made by it at any time and from time to time pursuant to this Agreement on the required date for payment thereof and shall turn over any amounts owed to the Security Trustee, MSAF or the Trustee without set-off or counterclaim;

     (e) it will not take any steps for the purpose of procuring the appointment of any administrative receiver or the making of an administrative order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition or any like proceedings under the laws of any jurisdiction in respect of any MSAF Group Member or in respect of any of their respective liabilities, including, without limitation, as a result of any claim or interest of the Administrative Agent or any of its Affiliates;

     (f) it will cooperate with each MSAF Group Member and its respective trustees, directors and agents and the Security Trustee and the Trustee, including by providing such information as may reasonably be requested, to permit MSAF Group or its authorized agents to monitor the Administrative Agent's compliance with its obligations under this Agreement;

     (g) during the term of this Agreement, it will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each MSAF Group Member;

     (h) during the term of this Agreement, it will maintain its assets and liabilities separate and distinct from each MSAF Group Member;

     (i) during the term of this Agreement, it will maintain records, books, accounts and minutes separate from those of each MSAF Group Member;

     (j) during the term of this Agreement, it will pay its obligations in the ordinary course of its business as a legal entity separate from each MSAF Group Member;

     (k) during the term of this Agreement, it will keep its funds separate and distinct from the funds of each MSAF Group Member, and it will receive, deposit, withdraw and disburse such funds separately from the funds of each MSAF Group Member;

     (l) during the term of this Agreement, it will conduct its business in its own name, and not in the name of any MSAF Group Member;

     (m) during the term of this Agreement, it will not pay or become liable for any debt of any MSAF Group Member, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

     (n) during the term of this Agreement, it will not hold out that it is a division of any MSAF Group Member or that any MSAF Group Member is a division of it;

     (o) during the term of this Agreement, it will not induce any third party to rely on the creditworthiness of any MSAF Group Member in order that such third party will be induced to contract with it;

     (p) during the term of this Agreement, it will not enter into any agreements between it and any MSAF Group Member that are more favorable to either party than agreements that the parties would have been able to enter into at such time on an arm's-length basis with a non-affiliated third party, other than any Relevant Documents in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions); and

     (q) during the term of this Agreement, it will (i) forward promptly to the Servicer a copy of any material communication received from any Person in relation to any Lease or Aircraft; (ii) grant such access to the Servicer to its books of account, documents and other records and to its employees as may be reasonably necessary for the Servicer to perform its obligations in respect of any Lease or Aircraft under the Servicing Agreement; provided, however, that the Servicer shall not have access to the minutes of the Administrative Agent's board meetings and other confidential business information; and (iii) execute and deliver such documents and do such acts and things as the Servicer may reasonably request in order to effect the purposes of the Servicing Agreement.

                                   ARTICLE 5
                           UNDERTAKINGS OF MSAF GROUP

     SECTION 5.01. Cooperation. MSAF and the other MSAF Group Members shall use commercially reasonable efforts to cause any Service Provider to, at all times cooperate with the Administrative Agent to enable the Administrative Agent to provide the Administrative Services, including providing the Administrative Agent with all powers of attorney as may be reasonably necessary or appropriate for the Administrative Agent to perform the Administrative Services in accordance with this Agreement.

     SECTION 5.02. Information. MSAF will provide the Administrative Agent with the following information in respect of itself and each other MSAF Group
Member:

     (a) copies of all Relevant Documents, including the articles of incorporation, by-laws, trust agreements (or equivalent documents) of each MSAF Group Member, and copies of all books and records maintained on behalf of each such MSAF Group Member;

     (b) details of all bank accounts and bank mandates maintained by any MSAF Group Member;

     (c) names of and contact information with respect to the controlling trustees or board for each MSAF Group Member;

     (d) such other information as is necessary to the Administrative Agent's performance of the Administrative Services; and

     (e) a copy of any information provided to MSAF Group pursuant to the Servicing Agreement;

     provided, that such information as is referred to in this Section 5.02 (with the exception of paragraphs (d) and (e)) shall be provided to the Administrative Agent upon execution of this Agreement and, in respect of any amendment or changes to the information provided to the Administrative Agent upon execution of this Agreement, promptly following the effectiveness of such amendments or changes.

     SECTION 5.03. Scope of Services.

     (a) In the event that any MSAF Group Member shall enter into any agreement, amendment or other modification of any Lease or shall take any other action that has the effect of increasing in any material respect the scope, nature or level of the Administrative Services to be provided under this Agreement without the Administrative Agent's express prior written consent, MSAF Group shall so notify the Administrative Agent and the Administrative Agent shall not be obligated to perform the affected Administrative Service to the extent of such increase unless and until the Administrative Agent and MSAF Group shall agree on the terms of such increased Administrative Service (it being understood that (i) the Administrative Agent shall have no liability to any MSAF Group Member directly or indirectly arising out of, in connection with or related to the Administrative Agent's failure to perform such increased Administrative Service prior to any such agreement and (ii) MSAF Group shall not be permitted to engage another Person to perform the affected Administrative Service without the prior written consent of the Administrative Agent unless the Administrative Agent has indicated it is unable or unwilling to act in respect of the affected Administrative Service or the Administrative Agent requires payment of more than reasonable additional compensation for such additional Administrative Service).

     (b) In the event that MSAF Group shall acquire Additional Aircraft, MSAF Group shall so notify the Administrative Agent and the Administrative Agent shall be obligated to provide the Administrative Services with respect to such Additional Aircraft in accordance with Section 2.07 hereof.

     SECTION 5.04. Ratification. MSAF and the other MSAF Group Members hereby ratify and confirm and agree to ratify and confirm (and shall furnish written evidence thereof upon request of the Administrative Agent) any act or omission by the Administrative Agent in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon the Administrative Agent under the terms of this Agreement, it being expressly understood and agreed that none of the foregoing shall have any obligation to ratify and confirm, and expressly does not ratify and confirm, any act or omission of the Administrative Agent in violation of this Agreement, the Standard of Performance or for which the Administrative Agent is obligated to indemnify any MSAF Group Member under
Article III hereof.

     SECTION 5.05. Covenants. Each of MSAF and the other MSAF Group Members covenants with the Administrative Agent that it will conduct its business such that it is a separate and readily identifiable business from, and independent of, the Administrative Agent and any of its Affiliates and further covenants as follows:

     (a) during the term of this Agreement, it will observe all corporate formalities necessary to remain legal entities separate and distinct from, and independent of, the Administrative Agent, and any of its subsidiaries;

     (b) during the term of this Agreement, it will maintain its assets and liabilities separate and distinct from those of the Administrative Agent;

     (c) during the term of this Agreement, it will maintain records, books, accounts, and minutes separate from those of the Administrative Agent;

     (d) during the term of this Agreement, it will pay its obligations in the ordinary course of business as a legal entity separate from the Administrative Agent;

     (e) during the term of this Agreement, it will keep its funds separate and distinct from any funds of the Administrative Agent, and will receive, deposit, withdraw and disburse such funds separately from any funds of the Administrative Agent;

     (f) during the term of this Agreement, it will conduct its business in its own name, and not in the name of the Administrative Agent;

     (g) during the term of this Agreement, it will not agree to pay or become liable for any debt of the Administrative Agent, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

     (h) during the term of this Agreement, it will not hold out that it is a division of the Administrative Agent, or that the Administrative Agent is a division of it;

     (i) during the term of this Agreement, it will not induce any third party to rely on the creditworthiness of the Administrative Agent in order that such third party will be induced to contract with it;

     (j) during the term of this Agreement, it will not enter into any transaction between it and the Administrative Agent that are more favorable to either party than transactions that the parties would have been able to enter into at such time on an arm's-length basis with a non-affiliated third party, other than any agreements in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions); and

     (k) during the term of this Agreement, it will observe all material corporate or other procedures required under Applicable Law and under its constitutive documents.

     SECTION 5.06. Ratification by Subsidiaries. MSAF hereby undertakes to procure that, if so requested by the Administrative Agent, any subsidiary of MSAF formed or acquired after the date hereof, shall execute an agreement with the Administrative Agent adopting and confirming, as regards such subsidiary, the terms of this Agreement, and agreeing to ratify anything done by the Administrative Agent in connection herewith on the terms of Section 5.04.

                                   ARTICLE 6
                ADMINISTRATION FEES, EXPENSES AND SUBORDINATION

     SECTION 6.01. Administration Fees. (a) In consideration of the Administrative Agent's performance of the Administrative Services, MSAF agrees to pay to the Administrative Agent a monthly fee (an "Administrative Fee") equal to 0.5% of the aggregate amount of the rent (as defined in each Lease, but for the avoidance of doubt, not including any amounts reimbursable to Lessees) actually paid by each Lessee for each Fee Period or portion of a Fee Period in which the related Aircraft (and Additional Aircraft, if any) is owned by MSAF Group; provided, that the aggregate of the fees actually received by the Administrative Agent shall be at least $500,000 per annum.

     The Administrative Fee shall be payable monthly in arrears for each period commencing on the most recent Calculation Date) and ending on but excluding the first and each succeeding Calculation Date during the term of this Agreement (each such period, a "Fee Period"), such payment to be made no later than the Payment Date immediately following the end of each such Fee Period.

     SECTION 6.02. Expenses. (a) The Administrative Agent shall be responsible for all telephone, facsimile and communications costs and expenses directly relating to or associated with the Administrative Agent's performance of its duties as set forth in this Agreement up to an annual amount of $125,000.

     (b) Subject to the provisions of Section 6.02(a), MSAF Group shall be responsible for the following expenses incurred by the Administrative Agent in the performance of its obligations ("Reimbursable Expenses"):

          (i) reasonable out of pocket expenses, including travel, accommodation and subsistence and approved expenditures in respect of insurance coverage for the Administrative Agent;

          (ii) annual telephone, fax and communication costs and expenses necessarily and directly incurred in connection with the performance of the Administrative Services in excess of $125,000;

          (iii) expenses expressly authorized by (i) the Controlling Trustees or (ii) any Person to whom such authority has been delegated, other than the Administrative Agent or its Affiliates; and

          (iv) expenses expressly authorized pursuant to other provisions of this Agreement.

     SECTION 6.03. Taxes. The fees specified in Section 6.01 are net of any value added tax required to be accounted for by the Administrative Agent. Where the Administrative Agent is required to account for value added tax in respect of any amounts payable by or on behalf of MSAF Group to the Administrative Agent, MSAF Group, shall cause to be paid to the Administrative Agent such additional amounts as are necessary to discharge such value added tax upon production of a valid value added tax invoice.

     SECTION 6.04. Payment of Expenses. No later than each Calculation Date, the Administrative Agent shall deliver a notice to the MSAF Group, setting forth the amounts of expenses paid by the Administrative Agent pursuant to
Section 6.02 of this Agreement through and including such Calculation Date (it being understood that if there are no such expenses the Administrative Agent will be under no obligation to provide such notice). On the next Payment Date following such Calculation Date, MSAF Group agrees to pay to the Administrative Agent all such amounts.

                                   ARTICLE 7
          TERM; REMOVAL OF OR TERMINATION BY THE ADMINISTRATIVE AGENT

     SECTION 7.01. Term. This Agreement shall expire on the date of payment in full of all amounts outstanding to be paid on the MSAF Group Notes.

     SECTION 7.02. Right to Terminate. (a) At any time during the term of this Agreement, MSAF Group shall be entitled to terminate this Agreement on 120 days written notice.

     (b) Following the delivery of a Default Notice or during the continuance of an Acceleration Default, the Security Trustee, on behalf of the Secured Parties, shall be entitled to terminate on 5 days' written notice the authority granted to the Administrative Agent to perform the Bank Account Management Services set forth in Section 2.04 and in the Indenture.

     (c) At any time during the term of this Agreement the Administrative Agent shall be entitled to terminate this Agreement on 120 days' written notice if:

          (i) any MSAF Group Member shall fail to pay in full when due (A) any Administrative Fee or any Reimbursable Expenses in an aggregate amount in excess of $50,000 and such failure continues for a period of 30 days, in either case, after the effectiveness of written notice from the Administrative Agent of such failure or (B) any other amount payable to the Administrative Agent hereunder, and such failure continues for a period of 60 days after written notice from the Administrative Agent of such failure.

          (ii) any MSAF Group Member shall fail to perform or observe or shall violate in any material respect any material term, covenant, condition or agreement to be performed or observed by it in respect of this Agreement and such failure continues for a period of 30 days after MSAF Group shall have received notice of such failure (other than with respect to payment obligations referred to in clause (b)(i) of this Section 7.02);

          (iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of MSAF or any Guarantor, or of a substantial part of the property or assets of MSAF or any Guarantor, under Title 11 of the United States Code, as now constituted or hereafter amended (the "U.S. Bankruptcy Code"), or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 120 days or an order or decree approving or ordering any of the foregoing shall be entered or MSAF or any Guarantor shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or

          (iv) MSAF or any Guarantor shall (A) voluntarily commence any proceeding or file any petition seeking relief under the U.S. Bankruptcy Code, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest the filing of, any petition described in clause
     (b)(iii) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors.

     (d) No termination of this Agreement by MSAF Group pursuant to Section 7.02(a) and no termination by the Administrative Agent pursuant to Section 7.02(c) shall become effective prior to the date of appointment by MSAF Group of a successor Administrative Agent and the acceptance of such appointment by such successor Administrative Agent; provided, however, that in the event that a successor Administrative Agent shall not have been appointed within 90 days after such termination, the Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. Upon action by either party pursuant to the provisions of this Section 7.02(d), the Administrative Agent shall be entitled to the payment of any compensation owed to it hereunder and to the reimbursement of all Reimbursable Expenses incurred in connection with all services rendered by it hereunder, as provided in Section 8 hereof, and for so long as the Administrative Agent is continuing to perform any of the Administrative Services for any MSAF Group Member, the Administrative Agent shall be entitled to continue to be paid all amounts due to it hereunder, net of any amounts that shall have been finally adjudicated by a court of competent jurisdiction to be owed by the Administrative Agent to MSAF Group or not to be due to the Administrative Agent, until a successor Administrative Agent shall have been appointed and shall have accepted such appointment in accordance with the provisions of Section 7.03(c).

     SECTION 7.03. Consequences of Termination. (a) Notices. (i) Following the termination of this Agreement by MSAF Group or by the Administrative Agent pursuant to Section 7.02, the Administrative Agent will promptly forward to MSAF Group any notices received by it during the year immediately after termination.

          (ii) MSAF Group will notify promptly any relevant third party, including each Rating Agency, the Trustee, and the Servicer, of the termination of this Agreement by MSAF Group or by the Administrative Agent and will request that any such notices and accounting reports and communications thereafter be made or given directly to the entity engaged to serve as Administrative Agent, and to MSAF Group.

     (b) Accrued Rights. A termination of this Agreement by MSAF Group or by the Administrative Agent hereunder shall not affect the respective rights and liabilities of any party accrued prior to such termination in respect of any prior breaches hereof or otherwise.

     (c) Replacement. If this Agreement is terminated by MSAF Group or by the Administrative Agent under Section 7.02, the Administrative Agent will cooperate with any person appointed to perform the Administrative Services, including providing such person with all information and documents reasonably requested.

     SECTION 7.04. Survival. Notwithstanding any termination or the expiration of this Agreement, the obligations of MSAF Group and the Administrative Agent under Section 3.02 shall survive such termination or expiration, as the case may be.

                                   ARTICLE 8
                           ASSIGNMENT AND DELEGATION

     SECTION 8.01. Assignment and Delegation. (a) Except as provided in subsection (b) below, no party to this Agreement shall assign or delegate or otherwise subcontract this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the other parties, such consent not to be unreasonably withheld.

     (b) The Administrative Agent may assign its right to receive compensation for the performance of all or any part of the services set forth in Article 2, including without limitation, the establishment and maintenance of the Ledgers and the preparation of the Draft Accounts.

     (c) Without limiting the foregoing, any Person who shall become a successor by assignment or otherwise of any party hereto shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement.

                                   ARTICLE 9
                                 MISCELLANEOUS

     SECTION 9.01. Notices. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by such agreement to be given to any Person shall be in writing, and any such notice shall become effective ten days after being deposited in the mails, certified or registered, return receipt requested, with appropriate postage prepaid for first class mail, or if delivered by hand or courier service or in the form of a facsimile, when received (and, in the case of a facsimile, receipt of such facsimile is confirmed to the sender), and shall be directed to the address or facsimile number of such Person set forth below:

     If to MSAF and the other MSAF Group Members, to:

         Morgan Stanley Aircraft Finance
         c/o Wilmington Trust Company
         Attention: Corporate Trust Administration
         1100 North Market Street
         Rodney Square North
         Wilmington, Delaware 19890
         Fax: (302) 651-8882

         With a copy to:

         Davis Polk & Wardwell
         99 Gresham Street
         London EC2V 7NG
         Attention: Mr. Keith Kearney
         Fax: + 44-171-418 1400

         and

         Morgan Stanley & Co. International Limited
         25 Cabot Square
         Canary Wharf
         London E14 4QA
         Attention: Mr. Scott Peterson
         Fax: + 44-171-415 4328

     If to the Administrative Agent, to it at:

         Cabot Aircraft Services Limited
         Attention: Mr. Kieran O'Keefe
         Regus House

         Harcourt Road
         Dublin 2
         Ireland
         Tel: +353 1 402 9478

If to the Security Trustee, to it at:

         Bankers Trust Company
         Attention: Corporate Trust and Agency Services Structured Finance Four Albany Street, 10th Floor
         New York, NY 10006
         Fax: +1 212 250 6439

     From time to time any party to such agreement may designate a new address or number for purposes of notice thereunder by notice to each of the other parties thereto.

     SECTION 9.02. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 9.03. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.01 shall be deemed effective service of process on such party.

     SECTION 9.04. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.05. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 9.06. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 9.07. Power of Attorney. Each of MSAF and the other MSAF Group Members shall appoint the Administrative Agent and its successors, and its permitted designees, as their true and lawful attorney-in-fact. All services to be performed and actions to be taken by pursuant to this Agreement shall be performed to and on behalf of each of MSAF and the other MSAF Group Members. The Administrative Agent shall be entitled to seek and obtain from each of MSAF and the other MSAF Group Members a power of attorney in respect of the execution of any specific action as the Administrative Agent deems appropriate.

     SECTION 9.08. Table of Contents; Headings. The table of contents and headings of the various articles, sections and other subdivisions of such agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of such agreement.

     SECTION 9.09. Restrictions on Disclosure. The Administrative Agent agrees that it shall not, prior to the termination or expiration of this Agreement or within the three years after such termination or expiration, disclose to any Person any confidential or proprietary information, whether of a technical, financial, commercial or other nature, received directly or indirectly from MSAF Group regarding MSAF Group or its business or the Aircraft, except as authorized in writing by MSAF Group or otherwise permitted by this Agreement, and except:

     (a) to Representatives of the Administrative Agent and any of its Affiliates in furtherance of the purposes of this Agreement, provided that any such Representatives shall have agreed to be bound by the restrictions on disclosure set forth in this Section 9.09;

     (b) to the extent (i) required by Applicable Law or by judicial or administrative process or (ii) reasonably necessary in order to enable the Administrative Agent to perform the Administrative Services, but in the case of clause (i) above, in the event of proposed disclosure, the Administrative Agent shall use reasonable efforts to protect information in which MSAF Group has an interest to the maximum extent achievable; and

     (c) to the extent that the information:

          (i) was generally available in the public domain;

          (ii) was lawfully obtained from a source under no obligation of confidentiality, directly or indirectly, to MSAF Group;

          (iii) was disclosed to the general public with the approval of MSAF Group;

          (iv) was in the files, records or knowledge of the Administrative Agent or any Affiliates of the Administrative Agent prior to initial disclosure thereof to the Administrative Agent or any Affiliates of the Administrative Agent by MSAF Group;

          (v) was provided by a member of a governing body of any MSAF Group Member to the Administrative Agent or any Affiliates of the Administrative Agent without any express written (or, to the extent such information was provided in an oral communication, oral) restriction on use of or access to such information, and such information would not reasonably be expected to be confidential, proprietary or otherwise privileged; or

          (vi) was developed independently by the Administrative Agent or any Affiliates of the Administrative Agent; and

          (vii) to the extent the Administrative Agent reasonably deems necessary to protect and enforce its rights and remedies under this Agreement; provided, however, that in such an event the Administrative Agent shall act in a manner reasonably designed to prevent disclosure of such confidential information; and provided further, that prior to disclosure of such information the Administrative Agent shall inform MSAF Group of such disclosure.

     SECTION 9.10. No Partnership. (a) It is expressly recognized and acknowledged that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any MSAF Group Member or Members on the one part and the Administrative Agent on the other part. It is also expressly understood that any actions taken on behalf of any MSAF Group Member by the Administrative Agent shall be taken as agent for such MSAF Group Member, either naming the relevant MSAF Group Member, or naming the Administrative Agent as agent for an undisclosed principal. No MSAF Group Member shall hold itself out as a partner of the Administrative Agent, and the

Administrative Agent will not hold itself out as a partner of any MSAF Group Member.

     (b) The Administrative Agent shall not have any fiduciary duty or other implied obligations or duties to any MSAF Group Member, any Lessee or any other Person arising out of this Agreement.

     SECTION 9.11. Concerning the Security Trustee. In respect of the Security Trustee's performance of appointing the Administrative Agent to provide the Bank Account Management Services set forth in Section 2.04 and in the Indenture, the Security Trustee shall be afforded all of the rights, protections, immunities and indemnities contained in the Security Trust Agreement as if such rights, protections, immunities and indemnities were specifically set forth herein.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

                                   MORGAN STANLEY AIRCRAFT FINANCE


                                   By: /s/ Brian J. Gill
                                      ---------------------------------------
                                      Name:
                                      Title:


                                   ------------------------------------------
                                   SIGNED SEALED AND DELIVERED for and on
                                   behalf of CABOT AIRCRAFT SERVICES LIMITED,
                                   as Administrative Agent by /s/ Kieran O'Keefe
                                                             -------------------
                                   its duly authorized attorney in fact in the
                                   presence of: /s/ Jacqueline Kelly


                                   BANKERS TRUST COMPANY, not in its individual capacity but solely as Security Trustee


                                   By: /s/ Jenna Kaufman
                                      ---------------------------------------
                                      Name:  Jenna Kaufman
                                      Title: Vice President


                                   MSA I


                                   By: /s/ Brian J. Gill
                                      ---------------------------------------
                                      Name:
                                      Title:


                                   MSA II


                                   By: /s/ Brian J. Gill
                                      ---------------------------------------
                                      Name:
                                      Title:

                                    MSA III


                                    By: /s/ Brian J. Gill
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    MSA IV


                                    By: /s/ Brian J. Gill
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    MSA V


                                    By: /s/ Brian J. Gill
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    MSA VI


                                    By: /s/ Brian J. Gill
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    MSA VII


                                    By: /s/ Brian J. Gill
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    REDFLY (UK) LIMITED


                                    By: /s/ Kieran O'Keefe
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    ------------------------------------------
                                    SIGNED SEALED AND DELIVERED for and on
                                    behalf of GREENFLY (IRELAND) LIMITED, by
                                    /s/ Kieran O'Keefe its duly authorized
                                    ------------------
                                    attorney in fact in the presence of:
                                    /s/ Jacqueline Kelly


                                    AIRCRAFT SPC-5, INC.


                                    By: /s/ Kieran O'Keefe
                                       ---------------------------------------
                                       Name:
                                       Title:

                                                                     Appendix A


                                     MSA I
                                     MSA II
                                    MSA III
                                     MSA IV
                                     MSA V
                                     MSA VI
                                    MSA VII
                             Aircraft SPC-5, Inc.,
                           Greenfly (Ireland) Limited
                              Redfly (UK) Limited

                                                                     SCHEDULE 1


                                    ACCOUNTS

Bankers Trust Accounts                     Trustee Account Number
----------------------                     ----------------------

1.  Collection Account                     25254

2.  Rental Account                         00365296

3.  Expense Account                        25257

4.  Aircraft Purchase Account              25256

                                                                      EXHIBIT A

                     FORM OF CERTIFICATE REQUESTING DIRECT
                                 FUNDS TRANSFER
                                                                          [Date]

Bankers Trust Company, as
   trustee under the Indenture
Four Albany Street
New York, New York 10006
Attention: Corporate Trust and Agency Group
           Structured Finance Team

Re:  Administrative Agency Agreement:
     Request for Direct Funds Transfer

Sirs:

     The undersigned hereby requests that all amounts distributable to the Expense payee named below pursuant to Section 2.04(d)(v) of the Amended and Restated Administrative Agency Agreement dated as of March 15, 2000 (the "Administrative Agency Agreement"; terms used herein but not otherwise defined herein being used herein as therein defined), among Cabot Aircraft Services Limited, as administrative agent, Morgan Stanley Aircraft Finance, Bankers Trust Company, as security trustee and certain other entities named therein, be transferred on each Payment Date to the following account:

     [Name of Expense payee]
     [Name of Bank]
     Account No:____________________
     [Location]
     Attention:_______________

     Please acknowledge your approval of the foregoing payment instructions by executing a copy of this letter and returning it to __________ at
______________.

                                    CABOT AIRCRAFT SERVICES LIMITED

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

Acknowledged and Approved:

BANKERS TRUST COMPANY, not in its individual capacity, but solely as trustee under the Indenture

By:
   --------------------------------
   Name:
   Title:


                                      A-2